PHILLIPS-VAN HEUSEN CORPORATION

                                1999 BONUS PROGRAM



	The Compensation Committee of the Board of Directors of Phillips-Van Heusen
Corporation (the "Company") has adopted a bonus program for the 1999 fiscal year under which the executive officers may receive a bonus based on (a) for executives with corporate responsibility, earnings targets for the Company as a whole and (b) for executives responsible for a division or divisions, earnings targets for such division(s).

	The payment of bonuses requires earnings to meet or exceed an established target earnings threshold. Bonus payments are based on a percentage of a participant's base salary, and the percentage increases on a graduating scale (subject to a maximum cap) if and to the extent earnings exceed the threshold. The percentage of base salary that a participant can earn as a bonus differs among the participants.

	The amount of a participant's bonus payment, if any, for the 1999 fiscal year will be determined by the end of the first quarter of the 2000 fiscal year.
Payment of such bonus generally will be subject to a vesting period, ending the last day of the 2000 fiscal year, although the Chairman of the Company has the discretion to authorize earlier vesting (and payment).  Payment of such bonus will be made on the first day of the 2001 fiscal year, together with interest accruing from the first day of the second quarter of the 2000 fiscal year, subject to the Chairman's authority to authorize earlier payment.

	In the event of the death or disability of a participant during the 1999 fiscal year, the participant or his estate will receive the bonus, if any, which would otherwise have been payable to the participant for the fiscal year, pro rated to reflect the portion of the fiscal year worked by the participant.  In order to remain eligible to receive a bonus, a participant must be employed by the Company on the last day of the vesting period or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause during the 1999 fiscal year.